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                                                                   Exhibit 11.1

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
                                                                       COMMON STOCK
                                           ---------------------------------------------------------------------
                             PREFERRED                                   TOTAL LESS
                               STOCK           TOTAL       TREASURY       TREASURY       WEIGHTED AVERAGE SHARES
                           --------------  -------------  ----------  -----------------  -----------------------
Shares outstanding at
  December 28, 1996......          4,220      18,074,120    (341,341)      17,732,779            17,732,779
Treasury shares
  purchased..............                                                           0
Exercise of warrants.....                                                           0
Exercise of stock
  options................                      3,225,000                    3,225,000             1,226,923
Preferred stock sold.....              0
Preferred stock converted
  to common..............         (3,870)      3,094,769                    3,094,769               290,430
Preferred stock
  purchased..............           (350)                                           0
Common stock sold........                                                           0
Common stock issued to
  settle Class Action....                     14,226,111                   14,226,111             7,503,883
Common stock issued to
  settle preferred stock
  claims.................                      5,794,800                    5,794,800             1,549,525
Common stock exchanged
  for ACPI shares........                          2,912                        2,912                   107
                           --------------  -------------  ----------  -----------------         -----------
Shares outstanding at
  September 27, 1997.....              0      44,417,712    (341,341)      44,076,371            28,303,647
                           --------------  -------------  ----------  -----------------         -----------
                           --------------  -------------  ----------  -----------------         -----------
Net (Loss)...............                                                                       $(4,430,000)
Weighted average
  shares.................                                                                        28,303,647
(Loss) per share.........                                                                            $(0.16)
                                                                                                -----------
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